CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

ASN Technologies, Inc.

As independent registered public accountants, we hereby consent to the use of our audit report dated August 15, 2014, with respect to the financial statements of ASN Technologies, Inc. in its registration statement Form S-1/A relating to the registration of 1,500,000 shares of common stock. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

St. Louis Park, Minnesota

October 13, 2014